Amendment to Billing Services Agreement

Between American Surgical Assistants, Inc. and Med-Pro, Inc.

Effective November l, 2007 the following billing procedures are added to the procedures performed by Med-Pro and its employees:

1.  Filing and sorting of response to initial claims.
2.  Filing and response to initial E.O.B.'s .
3.     Sorting and permanent filing of closed claims.

For the performance of additional procedures Med-Pro shall be entitled to a monthly compensation of $6,000,00 in addition to the fee included in the original agreement.

Med-Pro	ASA, Inc.

/s/	/s/ ZAK W. ELGAMAL

11/1/07